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                                 April 30, 1999




Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA  19312

Directors:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 6 of the Registration Statement on Form N-4 (File No. 33-70926) for the Provident Mutual Variable Annuity Separate Account.


                                        Sincerely,


                                        James G. Potter, Jr.